Exhibit 5.1

The Kroger Co.

1014 Vine Street

Cincinnati, OH 45202-1100

August 27, 2024

Board of Directors

The Kroger Co.

1014 Vine Street

Cincinnati, OH 45202

Ladies and Gentlemen:

I am familiar with the proceedings taken by The Kroger Co., an Ohio corporation (the “Company”), in connection with the issuance of $1,000,000,000 aggregate principal amount of 4.700% Senior Notes due 2026 (the “2026 Notes”), $1,000,000,000 aggregate principal amount of 4.600% Senior Notes due 2027 (the “2027 Notes”), $1,400,000,000 aggregate principal amount of 4.650% Senior Notes due 2029 (the “2029 Notes”), $1,300,000,000 aggregate principal amount of 4.900% Senior Notes due 2031 (the “2031 Notes”), $2,200,000,000 aggregate principal amount of 5.000% Senior Notes due 2034 (the “2034 Notes”), $2,100,000,000 aggregate principal amount of 5.500% Senior Notes due 2054 (the “2054 Notes”) and $1,500,000,000 aggregate principal amount of 5.650% Senior Notes due 2064 (the “2064 Notes” and, together with the 2026 Notes, the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes and the 2054 Notes, the “Securities”) under an Indenture, dated as of June 25, 1999, by and between the Company and U.S. Bank National Association (formerly known as Firstar Bank, N.A.), as trustee (as amended by the First Supplemental Indenture dated as of June 25, 1999; the Second Supplemental Indenture dated as of June 25, 1999; the Third Supplemental Indenture dated as of June 25, 1999; the Fourth Supplemental Indenture dated as of September 22, 1999; the Fifth Supplemental Indenture dated as of September 22, 1999; the Sixth Supplemental Indenture dated as of September 22, 1999; the Seventh Supplemental Indenture dated as of February 11, 2000; the Eighth Supplemental Indenture dated as of February 11, 2000; the Ninth Supplemental Indenture dated as of August 21, 2000; the Tenth Supplemental Indenture dated as of May 11, 2001; the Eleventh Supplemental Indenture dated as of May 11, 2001; the Twelfth Supplemental Indenture dated as of August 16, 2001; the Thirteenth Supplemental Indenture dated as of April 3, 2002; the Fourteenth Supplemental Indenture dated as of June 17, 2002; the Fifteenth Supplemental Indenture dated as of January 28, 2003; the Sixteenth Supplemental Indenture dated as of December 20, 2004; the Seventeenth Supplemental Indenture dated as of August 15, 2007; the Eighteenth Supplemental Indenture, dated as of January 16, 2008; the Nineteenth Supplemental Indenture dated as of March 27, 2008; the Twentieth Supplemental Indenture dated as of March 27, 2008; the Twenty-First Supplemental Indenture dated as of November 25, 2008; the Twenty-Second Supplemental Indenture, dated as of October 1, 2009; the Twenty-Third Supplemental Indenture dated as of July 13, 2010; the Twenty-Fourth Supplemental Indenture, dated as of January 19, 2012; the Twenty-Fifth Supplemental Indenture dated as of April 16, 2012; the Twenty-Sixth Supplemental Indenture dated as of April 16, 2012; the Twenty-Seventh Supplemental Indenture dated as of July 25, 2013; the Twenty-Eighth Supplemental Indenture dated as of July 25, 2013, the Twenty-Ninth Supplemental Indenture, the Thirtieth Supplemental Indenture, the Thirty-First Supplemental Indenture, and the Thirty-Second Supplemental Indenture, all dated as of December 23, 2013, the Thirty-Third Supplemental Indenture, dated as of January 30, 2014, the Thirty-Fourth Supplemental Indenture, dated as of October 28, 2014, the Thirty-Fifth Supplemental Indenture, the Thirty-Sixth Supplemental Indenture, and the Thirty-Seventh Supplemental Indenture, all dated as of January 15, 2016, the Thirty-Eighth Supplemental Indenture, the Thirty-Ninth Supplemental Indenture and the Fortieth Supplemental Indenture, all dated as of October 3, 2016, the Forty-First Supplemental Indenture, dated as of January 24, 2017, the Forty-Second Supplemental Indenture, the Forty-Third Supplemental Indenture, and the Forty-Fourth Supplemental Indenture, all dated as of July 24, 2017, the Forty-Fifth Supplemental Indenture, and the Forty-Sixth Supplemental Indenture, both dated as of January 14, 2019, the Forty-Seventh Supplemental Indenture, dated as of January 13, 2020, the Forty-Eighth Supplemental Indenture, dated as of April 28, 2020, the Forty-Ninth Supplemental Indenture, dated as of January 12, 2021, and the Fiftieth Supplemental Indenture, dated as of August 27, 2024 (the “Indenture”) incorporated by reference as Exhibit 4.1 to the Registration Statement.

I have acted as counsel to the Company in connection with its preparation of a Registration Statement relating to such issuance of the Securities and the public sale thereof on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”). I have examined the Registration Statement and the exhibits thereto; the Amended Articles of Incorporation and Regulations of the Company; the corporate minutes of the proceedings of the directors and shareholders of the Company; and such other records and documents as I have deemed necessary in order to express the opinions hereinafter set forth.

The opinion expressed herein is limited to the laws of the State of Ohio, and, to the extent set forth in the following sentence, the laws of the State of New York, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. Insofar as the opinions set forth herein are governed by the laws of the State of New York, I have relied as to all matters governed by such law upon the opinion dated the date hereof of Weil, Gotshal & Manges LLP, addressed to the Company and filed as an exhibit to a Current Report on Form 8-K of the Company to be filed with the Commission, which will be incorporated by reference in the Registration Statement. To the extent the opinion of Weil, Gotshal & Manges contains conditions and limitations, I incorporate such conditions and limitations herein.

Based upon the foregoing, I am of the opinion that, assuming receipt by the Company of payment of the issue price of the Securities, the Securities will constitute the valid and binding obligations of the Company.

The foregoing opinion is subject to applicable bankruptcy, insolvency, or other laws affecting creditors’ rights generally, as from time to time in effect, and to general equity principles.

I consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company to be filed with the Commission, which will be incorporated by reference in the Registration Statement, and to the reference to me in the Registration Statement under the caption “Legal Matters” therein. In giving such consents, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Christine S. Wheatley

Christine S. Wheatley

Senior Vice President,

General Counsel and Secretary